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                     BELL ATLANTIC STOCK COMPENSATION PLAN
                             FOR OUTSIDE DIRECTORS

                        Restated as of January 1, 1996,
          to incorporate amendments adopted through December 31, 1995

     1. NAME OF PLAN. The plan shall be known as the Bell Atlantic Stock Compensation Plan for Outside Directors (and is referred to herein as the "Plan").

     2. OBJECTIVES OF THE PLAN. The objectives of the Plan are to encourage ownership of shares of the Common Stock (the "Stock") of Bell Atlantic Corporation (the "Corporation"), and to further align the interests of non-employee members of the boards of directors of Participating Companies with the interests of shareowners of the Corporation.

     3. EFFECTIVE DATE. The effective date of the Plan is July 1, 1991. The Plan was submitted to, and was approved by, shareowners at the annual meeting of the Corporation in April 1991.

     4. PARTICIPATING COMPANIES. The "Participating Companies" in the Plan shall be the Corporation and the domestic operating telephone company subsidiaries of the Corporation (the "OTCs").

     5. ELIGIBLE PARTICIPANTS. Each member of the board of directors of a Participating Company who is, as of the date of any award or grant hereunder, in active service as a director, but who is not then an employee of the Corporation or any subsidiary of the Corporation (each, an "Outside Director"), shall be eligible to receive an award or grant under the Plan. For purposes of certain provisions of Section 6 ("Stock Options"), a "Post-1/1/96 Outside Director" shall mean (a) each Outside Director who is first elected to the Board of Directors of the Corporation on or after January 1, 1996, and (b) each existing Outside Director as of December 31, 1995 who elected in January 1996 to forfeit his or her accrued pension benefit under the Bell Atlantic Retirement Plan for Outside Directors (the "Pension Plan") in exchange for the right to participate in stock option grants for Post-1/1/96 Outside Directors under Sections 6(a) and 6(e) of this Plan.

     6.   STOCK OPTIONS

     (a) Annual Grant of Options. Commencing in January 1995, and annually thereafter, each individual who, at the close of the regular January meeting of the Board of Directors of the Corporation (the "Board"), is then serving as an Outside Director of the Corporation, except Post-1/1/96 Outside Directors, shall receive a grant of nonqualified stock options ("Options") to purchase 1,000 shares of Stock at an exercise price per Option equal to the fair market value of the Stock on the date of grant, and, effective January 1996, the number of such Options granted annually to each Post-1/1/96 Outside Director shall be 2,500. "Fair market value", for purposes of the previous sentence, shall have the same meaning as stated in the Bell Atlantic 1985 Incentive Stock Option Plan, as that plan may be amended from time to time (the "ISO Plan"). Options granted under this Plan shall be granted on the same date, and with the same exercise price, as the principal annual grant of options by the Human Resources Committee ("HRC") of the Board under the ISO Plan. Options shall be granted under this Plan automatically, and no action by the Board shall be required. The Board


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shall retain the authority in its sole discretion to revise, from time to time, the number of Options to be automatically granted annually under this Plan, provided, however, that no such action shall be taken without first obtaining the advice of counsel.

     (b) Initial Grant Upon Election to the Board. Effective as of the first day on which Stock is publicly traded in the calendar month first following the month in which an individual's initial election to the Board, as an Outside Director, becomes effective, the Outside Director shall receive a grant of Options to purchase 1,000 shares of Stock, with an exercise price equal to the fair market value of the Stock on said first trading day of said month.

     (c) Terms of Options. Options shall be subject to the following terms and conditions:

          (i) Options shall expire not later than the tenth anniversary of the date of grant;

          (ii) Options shall be subject to a waiting period of one year, and shall first become exercisable on the first anniversary of the date of grant;

          (iii) In the event of the retirement of an Outside Director from the Board upon having attained mandatory retirement age, or on account of disability, any outstanding Options which are not yet exercisable shall become exercisable on the day following the Outside Director's retirement, and all outstanding Options shall expire on the earlier of the fifth anniversary of the date of retirement or the tenth anniversary of the date of grant;

          (iv) In the event of a resignation or a termination of the service of an Outside Director from the Board for any reason other than disability or retirement upon having attained mandatory retirement age, any outstanding Options shall expire at the close of business on the effective date of said resignation; provided, however, that the Board may, in its discretion, take action to cause the Options of such an Outside Director to become exercisable, and/or to remain exercisable, for a period of time subsequent to said resignation or termination, but in no event may the Options remain exercisable after the later of the fifth anniversary of the last date of service as an Outside Director or the tenth anniversary of the date of grant;

          (v) In the event of the death of an Outside Director at a time when Options are outstanding, any such Options shall be exercisable until the earlier of the first anniversary of the date of death or the tenth anniversary of the date of grant; and

          (vi)   The exercise price for Options shall be payable solely in cash.

     (d) Option Agreements. With respect to each grant of Options, the Plan Administrator, with the advice and assistance of counsel, shall have the authority, responsibility and discretion to prepare a form of agreement (the "Option Agreement") which shall state the terms and conditions stated in section 6(c) hereof, and such additional terms and conditions as the Plan Administrator determines are appropriate. In each case, the grant of Options to an Outside Director shall be conditioned on the Outside Director signing the corresponding Option Agreement within a period determined by the Plan Administrator. In the event that an Optionee does not deliver to the Plan Administrator a signed Option Agreement within an applicable period, or signs an Option



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Agreement which has been modified in a manner unacceptable to the Plan
Administrator, the Optionee shall forfeit the Options stated on said Option Agreement.

     (e) Special Grant. Each incumbent Outside Director as of December 31, 1995, who elected on or before January 22, 1996 to forfeit his or her accrued benefit under the Pension Plan in exchange for eligibility to receive Option grants as a Post-1/1/96 Outside Director, shall receive, on January 22, 1996, in addition to the grant described in Section 6(a), a one-time grant of Options in an amount equal to the product of (i) 1,500, times (ii) the Outside Director's years of service, as of that date of grant, as determined under the terms of the Pension Plan.

     (f) Adjustments in Stock. Notwithstanding any other provision of this Plan, in a transaction to which section 424(a) of the Internal Revenue Code applies, the Board of Directors shall determine whether, and to what extent, it is appropriate to make adjustments in the class or issuer of stock subject to outstanding Options under the Plan, and/or in the number and corresponding exercise prices of outstanding Options, in order to preserve the aggregate value of the spreads between the exercise prices of the outstanding Options and the value of the applicable Stock or stocks. Such modifications shall be consistent with the terms of any such reorganization, recapitalization, stock split, stock dividend, combination of shares, or any other change affecting the Stock.


     7.   STOCK AWARDS.

     (a) Annual Awards. On the first business day of July of each year, each Participating Company except the Corporation shall cause to be transferred to each of its Outside Directors who is on that day in active service as an elected Outside Director of the Participating Company, an award of Stock (and cash in lieu of any fractional share) for services to be rendered as an Outside Director for the twelve-month period on and after that date (or for any portion of said twelve-month period during which the Outside Director remains on the respective board).

     (b) Value of Awards. For Outside Directors of Participating Companies other than the Corporation, the annual Stock award shall be a number of whole shares (and cash in lieu of any fractional share) the value of which shall equal $1,000. For purposes of computing the number of shares to be awarded, the value of a share of Stock at the time of an award shall be deemed to be equal to the average of the closing prices of the Stock for each of the last five trading days of the month of June immediately preceding the date of the award.

     (c) Election to Transfer Shares to DRSPP. Each Outside Director who is eligible for an award of Stock under this section 7 shall, prior to the date of the award for a given year, have the right to elect whether to receive the award in the form of a share certificate, which shall be solely in the name of the Outside Director, or to have the Corporation deposit the share award directly into an account, which shall be solely in the name of the Outside Director, under the Corporation's Dividend Reinvestment and Stock Purchase Plan ("DRSPP"). For an Outside Director who elects to deposit the award in a DRSPP account, the terms of DRSPP shall thereafter apply and the shares awarded under this Plan shall be treated no differently than any other shares held under DRSPP.



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     (d)  No Accrued Interest In Subsequent Awards.  Until the applicable award date under the Plan, an eligible Outside Director shall have no accrued right to receive all or any portion of any subsequent award, except to the extent provided in any plan amendment adopted by the Plan Administrator pursuant to
Section 12(c)(iii). An eligible Outside Director shall have no right to assign or alienate any interest in any award which has not yet been presented under this Plan.

     8. SOURCE OF STOCK. Shares of Stock awarded under the Plan, and Stock transferred to an Outside Director upon exercise of Options, may be treasury shares, or authorized but unissued shares, or outstanding shares of Stock acquired by the Corporation in the open market or elsewhere.

     9. TAXES. Any and all tax consequences for an Outside Director which are associated with an award of shares or an exercise of Options under this Plan shall be the sole responsibility of the participating Outside Director.

     10. AUTHORIZED NUMBER OF SHARES. The aggregate number of shares of Stock which may be awarded under this Plan, or transferred upon exercise of Options, shall be 100,000. Said limit shall be adjusted, in the manner determined appropriate by the Plan Administrator with the advice of counsel, in the event of any stock split, stock dividend, recapitalization, or other change affecting the Stock.

     11. NO EFFECT ON RETIREMENT PLAN OR DEFERRED FEE PLAN. The awards of Stock, and transfers of Stock upon exercise of Options, under this Plan shall not be treated as a portion of the Outside Directors' retainer, or as benefit bearing compensation of any kind, for purposes of determining the amount of any benefit under the Bell Atlantic Retirement Plan for Outside Directors. Neither the Options nor the Stock received under this Plan shall be eligible for deferral under the Bell Atlantic Deferred Fee Plan for Outside Directors.

     12.  ADMINISTRATION; AMENDMENT AND TERMINATION.

     (a) Authority of the Board. The Board of the Corporation shall have the authority to amend and to terminate the Plan at any time in its discretion; provided, however, that any amendment adopted by the Board may be submitted for approval by the shareowners of the Corporation if, in the opinion of counsel, such approval is required to exempt the awards of Stock, and the grant or exercise of Options, under this Plan from the short-swing trading provisions of
Section 16 of the Securities Exchange Act of 1934, or to preserve the status of Outside Directors as "disinterested administrators" (within the meaning of regulations issued pursuant to said Section 16) for purposes of the Corporation's compensation plans for officers and key employees. The Committee on Directors of the Board may recommend amendments to the Plan for the approval of the full Board.

     (b) Authority of Board of Directors of Operating Telephone Companies. The board of directors of an OTC shall have the authority to adopt the Plan on behalf of the OTC, and to withdraw from participation in the Plan at any time in its sole discretion.

     (c) Authority of Plan Administrator. The Vice President - Human Resources of the Corporation, or any person to whom that officer delegates administrative responsibility for

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the Plan, shall be the "Plan Administrator" (as that term is used herein), with the authority (i) to administer and interpret the Plan, (ii) to prepare and distribute Option Agreements and administer the exercise of Options, (iii) to adopt minor and administrative modifications of the Plan and amendments which the Plan Administrator believes, with the advice of counsel, to be necessary or appropriate to comply with changes in applicable law or to ensure that transactions under the Plan remain exempt from Section 16(b) of the Securities Exchange Act of 1934 to the maximum extent practicable, (iv) to adopt Plan provisions for the awarding of prorated amounts of Stock in appropriate circumstances, and (v) with advice of counsel, to submit the Plan, or amendments to the Plan, to the shareowners of the Corporation for approval.

     (d) Authority of Corporate Secretaries of OTCs. The corporate secretary of each OTC shall have the status of deputy administrator of the Plan, with authority to assist the Plan Administrator with communications and correspondence with Outside Directors of the respective OTC.



















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